MINUTES
                            Board of Managers Meeting
                  Great American Reserve Variable Annuity Fund
                Great American Reserve Variable Annuity Account C
                Great American Reserve Variable Annuity Account D

                                  July 27, 1992

CALL TO ORDER

      The regular meeting of the Board of Managers (the "Board") of Great American Reserve Variable Annuity Fund, Great American Reserve Variable Annuity Account C and Great American Reserve Variable Annuity Account D (the "Accounts") was called to order, following notice duly given on July 27, 1992, at the Addison Conference Centre, 15650 Addison Road, Dallas, TX at 2:25 p.m. by William P. Daves, Jr., Chairman.

ATTENDEES

The following Board members were present in person: William P. Daves, Jr., James
L. Fischer, R. Jan LeCroy, James C. McCormick, Jesse H. Parrish and Harold W. Hartley.

The following Board member was absent: Walter T. Kirkbride.

Others Present:

From Conseco Capital Management, Inc.: Maxwell E. Bublitz, Gregory J. Hahn and Davis Smith.

From Great American Reserve Insurance Company: William R. Radez, Jr., Michele J. Broman and Jim Mulford.

From John McStay Investment Counsel: Wayne G. Willems.

Ms. Broman recorded the minutes of the meeting.

APPROVE THE MINUTES OF THE PREVIOUS MEETING

      The first order of business to come before the Meeting was to approve the minutes of the Board of Managers Meeting held on April 27, 1992. All Board members indicated that they had received and reviewed a copy of such minutes. Upon motion duly made, seconded and unanimously carried, the reading of the minutes of the previous meeting was waived and such minutes were approved as written and submitted. The following resolution was ratified and adopted:

      RESOLVED, that the minutes of the Board of Managers held on April 27, 1992, are hereby approved and adopted.

APPROVE CONTINUATION OF INVESTMENT ADVISORY AGREEMENTS

      Mr. Radez read a resolution regarding the Investment Advisory Agreements between the Accounts and Conseco Capital Management, Inc. All Board members indicated that they had received and reviewed a copy of such Agreements. Following a discussion, and upon motion duly made, seconded and unanimously carried, the following resolution was ratified and adopted by the disinterested Board members:

      RESOLVED, that the continuation of the Investment Advisory Agreements between the Accounts and Conseco Capital Management, Inc. are hereby approved until December 31, 1992.
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APPROVE CONTINUATION OF SUB-ADVISORY SERVICES AGREEMENT

      Mr. Radez read a resolution regarding the Sub-Advisory Services Agreement between Great American Reserve Insurance Company, relating to the securities of Great American Reserve Variable Annuity Fund (Stock Account), and John McStay Investment Counsel. All Board members indicated that they had received and reviewed a copy of such Agreement. Following a discussion, and upon motion duly made, seconded and unanimously carried, the following resolution was ratified and adopted by the disinterested Board members:

      RESOLVED, that the continuation of the Sub-Advisory Services Agreement between Great American Reserve Insurance Company, relating to the portfolio securities of Great American Reserve Variable Annuity Fund, and John McStay Investment Counsel is hereby approved until December 31, 1992.

APPROVE FIDELITY BOND AS TO FORM AND AMOUNT

      Mr. Radez discussed the Investment Company Blanket Bond worth $525,000 issued to the Accounts for indemnification during the period from September 30, 1992 to September 30, 1993. Following a discussion, and upon motion duly made, seconded and unanimously carried, the following resolution was ratified and adopted by the disinterested Board members:

      RESOLVED, that financial institution bond standard form number 14, Investment Company Blanket Bond for $525,000, issued to the accounts by National Union Fire Insurance Company for the period of September 30, 1992, to September 30, 1993, is hereby approved for renewal; whereas, William R. Radez, Jr. is the designated officer authorized to file the bond.

APPROVE MONEY MARKET PORTFOLIO MANAGEMENT GUIDLINES

      Mr. Radez discussed Rule 2a-7, as amended, under the Investment Company Act of 1940, which became effective June 1, 1991 and that the Money Market Account is in compliance. Mr. Radez explained that Rule 2a-7 requires money market funds to follow specific requirements that have been prescribed in the Money Market Portfolio Management Guidelines. All Board members indicated they had received and reviewed a copy of such guidelines. Following a discussion and the rationale for adopting the Guidelines as of June 1, 1991, and upon motion duly made, seconded and unanimously carried, the following resolution was ratified and adopted by the disinterested Board members:

      RESOLVED, that the Great American Reserve Variable Annuity Account D (Money Market Account) Portfolio Management Guidelines, in the form attached hereto as Exhibit A, are hereby approved and adopted as of June 1, 1991.

APPROVE PLAN OF REORGANIZATION AND COMBINATION OF ASSETS

      Mr. Radez discussed the proposed reorganization and combination of the assets of Great American Reserve Variable Annuity Fund and Great American Reserve Variable Annuity Account D with the assets of Great American Reserve Variable Account C. Copies of the proposed reorganization and asset combination were distributed to each board member prior to the meeting for their review. After the discussion, and upon motion duly made, seconded and unanimously carried, the following resolutions were ratified and adopted by the disinterested Board members:

      WHEREAS, it is deemed to be in the best interest of Great American Reserve Variable Annuity Fund ("Annuity Fund"), Great American Reserve Variable Annuity Account C ("Account C") and Great American Reserve Variable Annuity Account D ("Account D") (collectively, the "Great American Accounts"), each a separate account of Great American Reserve Insurance Company ("Great American"), and the Contractowners and Participants in the Great American Accounts under variable annuity contracts issued by Great American to reorganize and combine Annuity Fund, Account C and Account D into a single unit investment trust-type separate account, with Account C to be the continuing unit investment trust under its present name; and


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WHEREAS, it is proposed that Account C, as a unit investment trust-type separate account, shall have Subaccounts corresponding to each of the investment Portfolios offered by Conseco Series Trust (the "Trust"), such portfolios currently consisting of the Common Stock Portfolio, Government Securities Portfolio, Money Market Portfolio and Asset Allocation Portfolio, and a
Corporate Bond Portfolio will be added in the near future (collectively, the "Portfolios*); (the aforesaid reorganization of the Great American Accounts into Account C and certain related transactions are referred to herein as the "Reorganization"); and

WHEREAS, it is proposed that the initial assets of the Great American Accounts, as reconstituted in Account C, be transferred to the Trust in exchange for shares of the Common Stock Portfolio, Corporate Bond Portfolio and Money Market Portfolio as described in the Agreement and Plan of Reorganization substantially in the form presented at this meeting; and

WHEREAS, Great American understands that each Great American Account and the Trust have authorized, or intend to authorize the Reorganization; and

NOW, THEREFORE, BE IT RESOLVED, that the officers of Great American are hereby authorized and directed to do all things necessary and appropriate in compliance with all applicable federal and state laws and regulations to effect and consummate the Reorganization, including, but not limited to, all things specified in the following resolutions, subject to compliance with all applicable regulatory requirements and to approval by a vote of Contractowners and Participants in the Great American Accounts under variable annuity contracts issued by Great American, to the extent such approval is required by law and the Rules and Regulations of those separate accounts; and

FURTHER RESOLVED, that the proposed Agreement and Plan of Reorganization by and among Great American, each Great American Account and the Trust (the "Plan") substantially in the form presented to the Board of Directors and made a part of the records of this meeting, is hereby preliminarily authorized and approved subject to the Board's further approval of a final Plan at a subsequent meeting called for that purpose and held prior to the submission of the plan for participant approval, the Plan and any proposed transfer or reinvestment of assets being subject to such participant approval, with such non-material changes as the officers or Directors executing the Plan may approve; and

FURTHER RESOLVED, that the transfer and investment of the portfolio assets of Annuity Fund, Account D and Account C, under the terms of the Plan, to and into the certain Portfolios of the Trust is hereby approved and authorized; and

FURTHER RESOLVED, that the Reorganization is in the best interests of all Contractowners and Participants in the Great American Account and of the shareholders of the Trust, and will not result in dilution to any Contractowner or Participant, any Great American Account, any Portfolio of the Trust or any shareholder of the Trust's Portfolios; and

FURTHER RESOLVED, that a special meeting of Contractowners and Participants having voting rights with respect to the Great American Accounts to approve the Plan and the Reorganization contemplated thereby are hereby authorized with dates, times, places, record dates and notice requirements to be specified at a later meeting of the Board; and

FURTHER RESOLVED, that to proceed with the Reorganization, authorization and approval are hereby granted to the filing of applications and amendments thereto for exemptions from Sections 17(a) and (d) of the Investment Company Act of 1940 ("1940 Act") and Rule 17d-I thereunder and such other sections of the 1940 Act and rules thereunder, as may be necessary or appropriate including any exemptive relief that may be necessary in connection with the assessment of mortality and expense risk charges and deductions; and

FURTHER RESOLVED, that contingent upon the consummation and completion of the Reorganization, authorization and approval are hereby granted to the filing of applications and amendments thereto to effect the deregistration of Annuity Fund and Account D as individual investment companies pursuant to Section 8(f) of the 1940 Act; and

FURTHER RESOLVED, that contingent upon consummation and completion of the Reorganization as of the effective date thereof, termination of Annuity Fund's, Account C's and Account D's investment management agreement and Annuity Fund's investment sub-advisory agreement with John McStay Investment Counsel and such other agreements and arrangements as will no longer be necessary for the continued operation of Account C as a unit investment trust or as a result of the discontinuance of Annuity Fund and Account D, is hereby approved and authorized; and


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FURTHER RESOLVED, that the filing with the Securities and Exchange Commission
("Commission") of a Form N-14 registration statement for the Great American Accounts and the Trust in connection with the Plan, including the filing of any amendments thereto and all matters property incident thereto, is hereby authorized and approved; and

FURTHER RESOLVED, that the filing of post-effective amendments on Form N-4 to the existing Form N-3 registration statements of Annuity Fund, Account C and Account D in connection with the restructuring of Account C into a unit investment trust is hereby authorized and approved; and

FURTHER RESOLVED, that there is hereby approved and authorized the preparation and use of supplements to all present prospectuses relating to Annuity Fund, Account C and Account D disclosing information necessary or appropriate relative to the proposed Reorganization; and

FURTHER RESOLVED, that the officers of Great American and each of them is hereby authorized to take all actions necessary to maintain the registration of Account C as a unit investment trust under the 1940 Act, and to take such related actions as they deem necessary or appropriate to carry out the foregoing, including without limitation, the following: determining that the fundamental investment policy of Account C shall be to invest or reinvest its assets in securities issued by such open-end management investment companies registered under the 1940 Act, as the officers may designate consistent with provisions of the variable annuity contracts issued by Great American; establishing one or more Sub-accounts of Account C to which payments under the variable annuity contracts will be allocated in accordance with instructions received from Contractowners or Participants, reserving to the officers the authority to increase or decrease the number of Sub-accounts in Account C as they deem necessary or appropriate; and investing each Subaccount only in the shares of a single investment company or a single portfolio of an investment company organized as a series fund pursuant to the 1940 Act; the aforesaid being subject to the commencement of Account C's operations as a unit investment trust which invests in shares of one or more Portfolios of the Trust as provided by the Plan; and

FURTHER RESOLVED, that the officers of Great American be empowered to take such further action as they may deem necessary or appropriate to carry out the intents and purposes of the Reorganization.

APPROVE SUBMISSION OF PROSPECTUS/PROXY STATEMENT TO CONTRACTOWNERS

      Mr. Radez discussed the submission of the Prospectus/Proxy Statement to Contractowners of the Accounts for their approval. After the discussion, and upon motion duly made, seconded and unanimously carried, the following resolutions were ratified and adopted by the disinterested Board members:

      WHEREAS, Great American desires to hold a Special Meeting of Contractowners on December 14, 1992, at which the shareholders will vote on the following items:

      1. To approve certain changes to Account C's fundamental investment policies to expand the range of permissible investments, strategies and techniques available to the Great American Accounts; and


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

      2. To approve an Agreement and Plan of Reorganization whereby the assets of the Annuity Fund and Account D would be combined with the assets of Account C; and

      3. To transact such other business as may properly come before the Meeting or at any adjournments thereof.

WHEREAS, the Board has reviewed and considered the Prospectus/Proxy Statement on Form N-14 in the form distributed to the Board at this meeting (a copy of which Prospectus/Proxy Statement shall be identified by the Secretary of Great American and inserted in the minute book immediately following the of this meeting); and

NOW, THEREFORE, BE IT RESOLVED, that the prospectus/proxy statement is hereby approved substantially in the form submitted to this meeting; and

FURTHER RESOLVED, that the officers of the Great American are hereby authorized to file with the U.S. Securities and Exchange Commission (and to file any necessary amendments thereto) and mail to all Contractowners entitled to vote, a prospectus/proxy statement substantially in the form approved at this meeting, with such changes therein as the officers, with assistance from counsel, deem necessary or appropriate, along with management for such Special Meeting, and to solicit proxies on behalf of management for such Special Meeting, and amendments thereto, all in accordance with applicable laws and regulations; and

FURTHER RESOLVED, that in accordance with Article 1.1 of the By-Laws of Great American,

December 14, 1992, is designated as the date of the Special Meeting of Contractowners to be held at the offices of Great American Reserve Insurance Company, 16415 Addison Road, Dallas, Texas, and that the Chairman of the Board of Managers is authorized to designate a later date as would be permitted under
Article I.I of Great American's By-Laws; and

FURTHER RESOLVED, that in accordance with Article 1.5 of the By-Laws of Great American,

October 19, 1992 is designated as the record date for determining the Contractowners having the right to vote at such Special Meeting, and that the Chairman of the Board of Managers is authorized to designate a later date as would be permitted under Article 1.5 of Great American's By-Laws; and

FURTHER RESOLVED, that the officers of the Great American are hereby authorized to prepare, execute, file and deliver any documents or materials and take any action which they deem necessary or appropriate to carry out the intent of this resolution.

APPROVE AUTHORIZATION FOR FILING EXEMPTIVE APPLICATION

      Mr. Radez discussed the filing of an Exemptive Application for Great American Reserve Insurance Company, the Accounts, Conseco Series Trust and GARCO Equity Sales, Inc. After the discussion, and upon motion duly made, seconded and unanimously carried, the following resolutions were ratified and adopted by the disinterested Board members:

      WHEREAS, the Board has approved the Agreement and Plan of Reorganization and the transactions contemplated thereby may be subject to Section 17(a) of the Investment Company Act of 1940, as amended; and

      WHEREAS, Section 17(b) of the Investment Company Act of 1940, as amended, allows the Great American Accounts to seek exemptive relief from Section 17(a) and the Board believes that each of the proposed transactions satisfies the standards of Section 17(b); and

      NOW, THEREFORE, BE IT RESOLVED, that the Board does hereby approve the preparation and filing of an exemptive application and any amendments thereto under the Investment Company Act of 1940 for any exemptive relief as the officers, with the assistance of counsel, deem necessary or appropriate; and in


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      order to effectuate the Agreement and Plan of Reorganization; and

      FURTHER RESOLVED, that any officers of Great American be, and they hereby are, authorized to prepare, execute, file and amend as necessary, or to have prepared, filed and amended as necessary, an application with the U.S. Securities and Exchange Commission seeking an order pursuant to
      Section 17(b) of the Investment Company Act of 1940, as amended, exempting from Section 17(a), the combining of the Annuity Fund and Account D with assets of Account C; and

      FURTHER RESOLVED, that officers of Great American are hereby authorized to prepare, execute, file and deliver any documents or materials and take any action which they deem necessary or appropriate to carry out the intent of this resolution.

REPORT ON COMPLIANCE

      Mr. Bublitz, on behalf of Conseco Capital Management, Inc., reported that all portfolio transactions for the quarter ended June 30, 1992, were in compliance with the provisions of the current prospectus. Mr. Radez, on behalf of Great American Reserve, and Mr. Willems, on behalf of McStay Investment Counsel, concurred.

REPORT OF SALES ACTIVITY

      Mr. Mulford reviewed the variable annuity sales activity of the Accounts for the quarter ended June 30, 1992, a copy of which was provided to each Board member. He reported on the current marketing structure and target markets.

REVIEW OF FINANCIAL REPORT

      Mr. Radez discussed the summary ry of financial statement for June 30, 1992, for the Accounts, a copy of which was provided to each Board member.

REVIEW OF AMORTIZED COST VALUATION FOR MONEY MARKET ACCOUNT

      Mr. Smith, on behalf of Conseco Capital Management, Inc., reviewed the valuation of amortized cost of the shares of GARCO Variable Annuity Account D (Money Market Account). He informed the Board members that there has been no significant deviation and that the Portfolio continues to be priced at amortized cost. Mr. Radez, on behalf of Great American Reserve, concurred.

REPORTS FROM CONSECO CAPITAL MANAGEMENT, INC.- ADVISER

      Mr. Bublitz reviewed a report on the investment strategy and outlook of Conseco Capital Management, Inc. for the third, quarter of 1992.

      Following Mr. Bublitz's presentation, Mr. Smith reported on the activities and current status of the Great American Reserve Variable Annuity Account D (Money Market Account).

      Following Mr. Smith's presentation, Mr. Hahn reported on the activities and current status of the Great American Reserve Variable Annuity Account C (Bond Account).

      The Board members were provided with copies of each report or presentation made by Conseco Capital Management.

REPORTS FROM JOHN MCSTAY INVESTMENT COUNSEL - SUB-ADVISER

      Following Mr. Hahn's presentation, the Chairman recognized Mr. Willems who presented a report on the sub-advisor's past and recent performance results, indicating that the sub-advisor's investment style had not changed. Mr. Willems also presented a report on the investment strategy and outlook of John McStay Investment Counsel.


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

In addition, he reported on the activities and current status of Great American Reserve Variable Annuity Fund (Stock Account).

      The Board members were provided with copies of each report or presentation made by John McStay Investment Counsel.

CALL OF NEXT MEETINGS

      The next meeting of the Board of Managers, originally scheduled for October 26, 1992, has been rescheduled for 2:00 p.m., Monday, December 14, 1992.

      A Special Meeting of the Contractowners of the Accounts has been scheduled for Monday, December 14, 1992, preceding the quarterly meeting of the Board of Managers.

REPORT ON STOCK ACCOUNT INVESTMENT ADVISORY SERVICES

      Mr. Hahn reported on the sub-adviser and expressed the adviser's concerns regarding its performance managing the Stock Account. He indicated that the sub-adviser's investment style has under performed versus the index. Based on the sub-advisers performance and ranking, sales of the Stock Account have been impacted by the votality. Mr. Hahn further indicated that the adviser is not asking that the sub-adviser's investment style change, but would like the opportunity to discuss the concerns directly with the sub-adviser. Subsequently, the adviser will report to the Board any findings, if any.

ADJOURNMENT

      There being no further business to come before the Board, after motion duly made, seconded and unanimously carried, the Chairman declared the meeting adjourned at 5:25 p.m.


William R. Radez, Jr.
Secretary

Approved:


William P. Davos, Jr.
Chairman of the Board